Exhibit 10.4

Execution Version

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of May 18, 2022, by [_______________________] (the “Subject Party”) in favor of and for the benefit of KludeIn I Acquisition Corp., a Delaware corporation (together with its successors, the “Purchaser”) and Near Intelligence Holdings Inc., a Delaware corporation (together with its successors, the “Company”; and the Company, together with the Purchaser and each of the Company’s direct and indirect Subsidiaries as of the date hereof through the Closing, the “Covered Parties”). Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on or about the date hereof, the Purchaser, the Company, Paas Merger Sub 1 Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“Merger Sub 1”), and Paas Merger Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Purchaser (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, (i) Merger Sub 1 shall merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “First Merger”), and (ii) immediately following the First Merger, the Company, as the surviving entity of the First Merger, shall merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity (the “Surviving Entity”) (the “Second Merger” and, together with the First Merger, the “Mergers”), and as a result of which, among other things, all of the issued and outstanding capital stock of the Company as of immediately prior to the Second Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and each membership interest of Merger Sub 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a membership interest of the Surviving Entity, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the LLCA;

WHEREAS, as of the date of this Agreement, the Subject Party holds Company Stock and/or Company RSUs, each of which Company RSUs will be assumed by the Purchaser and converted into the Assumed RSUs pursuant to the Merger Agreement upon completion of the Mergers;

WHEREAS, the Company, directly and indirectly through its Subsidiaries, is engaged in the business of designing and developing of software for providing location and audience based, data driven analytical services, including, without limitation, owning and operating a location intelligence and human mobility data platform or otherwise dealing in or with all software, hardware and programs related to the above (collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, the Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser to enter into the Merger Agreement and consummate the Transactions, pursuant to which the Subject Party shall directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current shareholder, director, officer and/or employee of the Company or its Subsidiaries, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce the Purchaser to enter into the Merger Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subject Party hereby agrees as follows:

1.	Restriction on Competition.

(a) Restriction. Subject to the last sentence of this Section 1(a), except to the extent prohibited by applicable law, the Subject Party hereby agrees that during the period from the Closing until the second (2nd) anniversary of the Closing Date (the “Restricted Period”), the Subject Party shall not, and shall cause its Affiliates not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), anywhere in the United States of America or in Singapore or in any other markets in which the Covered Parties are engaged in the Business as of the Closing Date (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party or its respective Affiliates (collectively, the “Permitted Parties”)) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Permitted Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, nothing shall prohibit the Subject Party or its Affiliates from (i) taking any of the foregoing actions specified in this Section 1(a) with respect to any Competitor where not more than ten percent (10%) of the aggregate revenue of such Competitor for the latest twelve-month period immediately prior to the actions otherwise restricted by this Section 1(a) is generated by the operation of the Business or a similar product or business line as any product or business line of the Covered Parties, so long as the Subject Party or its Affiliates or immediate family members are not involved in the management or control of such Competitor, (ii) investing in any private investment funds in which the investment decisions are not controlled by the Subject Party or its Affiliates, (iii) maintaining or increasing (as may be required pursuant to the terms of any contractual call rights) any investment in which the Subject Party or its Affiliates are invested as of the date hereof, (iv) serving as an independent director on a board of directors, in accordance with the policies of the Purchaser as determined by the Post-Closing Purchaser Board, or (v) owning passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party or its Affiliates or immediate family members are not involved in the management or control of such Competitor.

(b) Acknowledgment. The Subject Party acknowledges and agrees, based upon the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Purchaser and the Company to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or its Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement, (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if the Subject Party were to use its ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and its Affiliates have no intention of engaging in the Business (other than through the Permitted Parties) during the Restricted Period in breach of this Agreement, (v) every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.	No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. Except to the extent prohibited by applicable law, the Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates shall not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Permitted Party in the performance of the Subject Party’s duties on behalf of the Permitted Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and its Affiliates shall not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment or engagement from the Subject Party or its Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or its Affiliate (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel or Covered Personnel generally, and any related hiring or engaging of such Covered Personnel shall not be deemed a breach of this Section 2(a). For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties as of the Closing or during the one (1)-year period preceding the Closing.

(b) Non-Solicitation of Customers and Suppliers. Except to the extent prohibited by applicable law, the Subject Party agrees that, during the Restricted Period, the Subject Party and its Affiliates shall not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Permitted Party in the performance of the Subject Party’s duties on behalf of the Permitted Parties), directly or indirectly, knowingly: (i) solicit, induce, encourage or otherwise cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) knowingly interfere with or disrupt (or attempt to interfere with or disrupt), the relationship between, on the one hand, any Person that was a vendor, supplier, distributor, or other service provider of a Covered Party at the time of such interference or disruption, and, on the other hand, a Covered Party, for a purpose competitive with the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom the Subject Party actively marketed or made or took specific action to make a proposal) of a Covered Party, as of the Closing or during the one (1)-year period preceding the Closing.

(c) Non-Disparagement. The Subject Party agrees that, from and after the Closing until the two (2)-year anniversary of the end of the Restricted Period, the Subject Party and its Affiliates shall not directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks that are disparaging, deleterious or damaging to the integrity, reputation or goodwill of one or more of the Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party or its Affiliates from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action by the Subject Party or its Affiliate against any Covered Party, including under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by the Subject Party or its Affiliate in good faith.

3. Confidentiality. From and after the Closing Date, the Subject Party shall, and shall cause its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Permitted Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (a) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (b) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 shall not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice, to the extent permitted by applicable law, (B) the Subject Party cooperates (and causes its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if, after compliance with clauses (A) and (B), such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed).

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder shall result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party or its Affiliates of any covenant or obligation contained in this Agreement, each applicable Covered Party shall be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to the Covered Parties, including monetary damages), and a court of competent jurisdiction may award: (a) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which the Subject Party expressly waives; and (b) recovery of the Covered Party’s attorneys’ fees and costs incurred in enforcing the Covered Party’s rights under this Agreement. The Subject Party hereby consents to the award of any of the above remedies to the applicable Covered Party in connection with any such breach or threatened breach. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period shall not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective shall be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case, to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to:		with a copy (that will not constitute notice) to:
KludeIn I Acquisition Corp.		Ellenoff Grossman & Schole LLP
1096 Keeler Avenue		1345 Avenue of the Americas, 11th Floor
Berkeley, California 94708		New York, New York 10105
Attn: Mini Krishnamoorthy	Attn:	Douglas S. Ellenoff, Esq.
Telephone: (650) 246-9907		Matthew A. Gray, Esq.
Email: mk@kludein.com		Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
	Email:	ellenoff@egsllp.com
mgray@egsllp.com

If to the Company (or any other Covered Party) at or prior to the Closing, or to the Purchaser (or any other Covered Party) after the Closing, to:
Near Intelligence Holdings Inc.
100W Walnut St
STE A-4		with a copy (that will not constitute notice) to: Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105
Pasadena, CA 91124, USA	Attn:	Douglas S. Ellenoff, Esq.
Attn: ANIL MATHEWS		Matthew A. Gray, Esq.
Telephone: 415.271.2500		Facsimile No.: (212) 370-7889
Email: anil@near.com		Telephone No.: (212) 370-1300
	Email:	ellenoff@egsllp.com
mgray@egsllp.com

and

Kirkland & Ellis
26th Floor, Gloucester Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Attn: Daniel Dusek and Joseph Raymond Casey
Facsimile No.: +852 3761 3301
Telephone No.: +852 3761 9140
Email: daniel.dusek@kirkland.com;
joseph.casey@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn: Tamar Donikyan
Facsimile No.: +1 (212) 446 4900
Telephone No.: +1 (212) 909 3421
Email: tamar.donikyan@kirkland.com

If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and its Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliates and any of the Covered Parties. Nothing in the Merger Agreement shall limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor shall any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or its Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms shall control as to the Subject Party or its Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision shall be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court shall have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Purchaser and the Company (or their respective successors or permitted assigns). No waiver shall be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver shall have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, condition or right, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Governing Law and Dispute Resolutions. The provisions of Sections 9.6 (Governing Law; Jurisdiction) and 9.7 (Waiver of Jury Trial) of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein; provided, however, that the provisions of Section 9.7 (Waiver of Jury Trial) only shall apply to any Subject Party located in California to the extent permitted under applicable law.

(f) Attorneys’ Fees. If any party brings any action or arbitration, at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable and documented out-of-pocket attorneys’ fees incurred by such prevailing party in connection with such action or arbitration, in addition to any relief to which such party may be entitled, as determined by the arbitrator or court of competent jurisdiction providing over such action or arbitration.

(g) Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon the Subject Party and the Subject Party’s estate, successors and permitted assigns, and shall inure to the benefit of the Permitted Parties, and their respective successors and permitted assigns. Each Permitted Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Permitted Party or all or substantially all of the assets of such Permitted Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Permitted Parties are express third-party beneficiaries of this Agreement and shall be considered parties under and for purposes of this Agreement.

(h) Authorization to Act on Behalf of Covered Parties. In the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Permitted Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(i) Construction. The Subject Party acknowledges that the Subject Party has had the opportunity to be represented by counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and includes all attachments thereto and instruments incorporated therein.

(j) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(k) Effectiveness. This Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

Acknowledged and accepted as of the date first written above:

The Purchaser:

KLUDEIN I ACQUISITION CORP.

By:	/s/ Mini Krishnamoorthy
Name:	Mini Krishnamoorthy
Title:	Chief Financial Officer

The Company:

NEAR INTELLIGENCE HOLDINGS INC.

By:	/s/ Anil Mathews
Name:	Anil Mathews
Title:	Authorized Signatory